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                                  EXHIBIT 26


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          ___________________________________________________________






                         WEST TEXAS UTILITIES COMPANY

                    First Mortgage Bonds, Series __, ____%

                           Due _______________, ____







                              INVITATION FOR BIDS

                     TERMS AND CONDITIONS RELATING TO BIDS

                          FORM OF BID ACKNOWLEDGEMENT

                           ________________ __, 19__






          ___________________________________________________________


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                   [Form of Invitation for Competitive Bid]


[Date]



Dear         :

West Texas Utilities Company is requesting bids with respect to the issuance and sale of up to $___________ of its First Mortgage Bonds, Series __, due __________ __, ____ (the "Bonds"). Bids will not be accepted for less than the entire amount. You will be notified by telephone or telecopy of any reduction no later than 10:00 a.m. New York Time on __________ __, ____.

The Company is requesting that bids be made to it by telephone between 11:30 a.m. and 12:00 noon New York Time on __________ __, ____. Your bid should be made by telephone to a representative of the Company in Dallas, Texas at (214) 777-____. The specific terms of the Bonds with respect to sinking fund and redemption prices, interest payment dates, etc., are included in Appendix A to this letter. The telephone bid on __________ __, ____ should include the coupon rate and the price to be paid to the Company. The Registration Statement on Form S-3 relating to the Bonds is effective. The Bonds have received preliminary ratings of ___ by ___________________________________.
Representatives of the Company will notify you by 12:30 p.m. New York Time on the _____ if your bid has been accepted or rejected by the Company.

The Company will require that each bidder or representative of a group of bidders, whether successful or not, fill in and return to me the enclosed Bid Acknowledgement Form after the bids are made on __________ __, ____.

Your bid should be for the entire principal amount of First Mortgage Bonds with a __-year maturity. The Company will not accept bids for other than a __-year maturity or with sinking fund or other provisions or terms not in accordance with Appendix A.

The closing of the sale of the Bonds shall occur on _______, ___________ ____, at the offices of _________________________________________. Payment for the
Bonds shall be made in immediately available funds.

Representatives of the Company will be available by telephone at (214) 777- ____ between 2:00 p.m. and 3:00 p.m. New York Time on __________ __, ____ to
answer any due diligence questions you may have.

If you have any questions on the above procedures or the mechanics for this security issue, please do not hesitate to call me or Counsel for the Underwriters, _____________________________________________________________.


Sincerely,



Stephen D. Wise



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                              BID ACKNOWLEDGEMENT


This Bid Acknowledgement must be returned promptly after submission of your bid, whether accepted or rejected, for the purchase of $___,___,___ of West Texas Utilities Company's First Mortgage Bonds, Series __, Due __________ __, ____ and not later than 11:30 a.m., New York Time. Bids are requested on
___________ __, 199_ between 10:30 a.m. and 11:00 a.m., New York Time.




Coupon _______________________     Price to Company ____________________


                                   Signature ___________________________


Return to:
   Stephen D. Wise
   Central and South West Corporation
   P. O. Box 660164
   Dallas, Texas 75266-0164




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                                                                  APPENDIX A




             Certain Terms Applicable to the Proposed Issuance of
             $___________ Principal Amount of First Mortgage Bonds
                  ("Bonds") of West Texas Utilities Company


- -  Aggregate principal amount of Bonds to be offered:

- - Price to be paid to Company (exclusive of accrued interest to be added to such price from ___________ __, ____):

- -  Maturity date of Bonds:  ___________ __, ____

- -  Supplemental Indenture Date (and date of the Bonds):  ___________ __, ____

- - Interest payment dates: Semi-annually on __________ __ and __________ __ (commencing on ___________ __, ____)

- -  Redemption Provisions:  To be determined